Exhibit 99.1

              PeopleSoft Reports Second Quarter Results;
            Q2 License Revenue, Total Revenue and Earnings
                  Per Share Exceed Company Guidance


    PLEASANTON, Calif.--(BUSINESS WIRE)--July 17, 2003--PeopleSoft, Inc. (Nasdaq:PSFT) today reported its second quarter 2003 financial results. The company reported license revenues of $112 million, a sequential increase of 38%, and total revenues of $497 million, an 8% sequential increase. Operating income from recurring operations increased 24% from the prior quarter to $64 million. The operating margin from recurring operations as a percentage of revenues increased to 12.9%, up from 11.3% last quarter. PeopleSoft reported earnings per share from recurring operations of $0.14, above the Company's guidance for earnings per share from recurring operations of $0.11 - $0.12 per share.
    On a GAAP basis, second quarter operating income was $50 million and operating margin as a percentage of revenues was 10.1%. The second quarter GAAP results include restructuring charges of $14 million that decreased the operating margin from 12.9% to 10.1% and decreased earnings per share by $0.03, from $0.14 to $0.11 per share. GAAP earnings per share of $0.11 exceeded the Company's guidance of $0.08 - $0.09 per share.
    The Company's cash and investment balances at June 30, 2003 were $2 Billion. In the second quarter, the Company's cash flow from operations was $119 million. Days sales outstanding (DSO) at June 30, 2003 was 57 days.

    Management Commentary

    "The simple truth behind our strong quarter is that we are a strong company," said PeopleSoft President and CEO Craig Conway. "All product lines and service lines, all geographies and industries are operating well."
    "PeopleSoft said all along it has a better plan for shareholders and customers," continued Conway. "As you look beneath the surface of these financial results, you can see how strongly positioned we are to achieve that plan."

    Customer Wins

    Leading organizations around the world continue to choose PeopleSoft applications to move their business processes on line and operate in real time. During the quarter, the Company added approximately 100 new customers. Organizations that purchased PeopleSoft pure-internet applications included: ABN AMRO, AIMCO, Bausch & Lomb, Circuit City Stores, Corning, Fleet National Bank, Government of Puerto Rico Department of Treasury, Metropolitan Life Insurance, Guardian Life Insurance, Hewlett-Packard, Hutchison Whampoa 3G, Hydro Ottawa, ING Bank, Intel, Penn Mutual Life Insurance, Sears Canada, Siam Cement, Target, Time, Trammell Crow, U.S. Department of Agriculture, University of Cambridge, University of Pittsburg, United States Department of the Army, and Yum Restaurant Services.

    Company to Host Conference Call

    PeopleSoft will host a conference call today, July 17, 2003, at 3:00 p.m. PT/6:00 p.m. ET to discuss the quarterly results. A live audio-only web cast of the call will be made available in the Investor Relations section of the Company's web site at www.peoplesoft.com. Interested parties may also participate by calling (888) 370-7057 in the U.S. or (484) 630-4574 outside the U.S.; passcode: PeopleSoft. A replay of the call will be made available for seven days following the call and will be accessible on the company's web site or by calling
(888) 562-7211 or (402) 220-6027, no passcode necessary.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures based on recurring operations in analyzing financial results because they provide meaningful information regarding the Company's operational performance and facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results.
    The Company believes that these non-GAAP financial measures are useful to investors as well because they allow for greater transparency. The Company has historically reported similar non-GAAP financial measures to investors and believes that the inclusion of comparative numbers provides for greater comparability in our financial reporting. Wherever non-GAAP financial measures have been included above, the Company has reconciled them in this press release to their GAAP counterparts.
    These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

    About PeopleSoft

    PeopleSoft (Nasdaq: PSFT) is the world's leading provider of application software for the real-time enterprise. PeopleSoft pure internet software enables organizations to reduce costs and increase productivity by directly connecting customers, suppliers, partners and employees to business processes on-line, in real time. PeopleSoft's integrated, best-in-class applications include Customer Relationship Management, Supply Chain Management, Human Capital Management, Financial Management and Application Integration. Today more than 5,200 organizations in 140 countries run on PeopleSoft software. For more information, visit us at www.peoplesoft.com.

    Additional Information

    PeopleSoft commenced an exchange offer and filed a Schedule TO and a registration statement on Form S-4 with the SEC on June 19, 2003 for the proposed acquisition of J.D. Edwards & Company. Solicitations and exchanges of J.D. Edwards stock will only be made pursuant to the Offer to Exchange and related materials filed with the SEC. PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 and amendments thereto regarding Oracle's tender offer. Stockholders should read these documents and any amendments thereto because they contain important information. These filings can be obtained without charge at www.sec.gov and at www.peoplesoft.com.

    Forward-Looking Statements

    These materials may contain forward-looking statements, which reflect PeopleSoft's and management's current beliefs based on information currently available to PeopleSoft. These statements are only predictions and actual results may differ materially. For a more detailed discussion of information regarding risks that may affect PeopleSoft generally, see PeopleSoft's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Additional risks relating to the proposed J.D. Edwards acquisition and Oracle's tender offer are described in PeopleSoft's most recent SEC filings. All forward-looking statements are only as of the date they are made and PeopleSoft undertakes no obligation to update or revise them.

    PeopleSoft and the PeopleSoft logo are registered trademarks of PeopleSoft, Inc. All other company and product names may be trademarks of their respective owners. Copyright (C) 2003 PeopleSoft, Inc. All rights reserved.



            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                              (unaudited)



                               THREE MONTHS ENDED    SIX MONTHS ENDED
                                    JUNE 30,              JUNE 30,
                                    --------              --------
                                 2003      2002      2003       2002
                                 ----      ----      ----       ----
Revenues:
  License fees                 $111,726  $131,929  $192,567  $265,219

  Maintenance revenue           205,563   171,327   405,484   335,900
  Professional services
   revenue                      180,153   178,956   359,647   356,830
                               --------  --------  --------  --------
        Service revenue         385,716   350,283   765,131   692,730
  Development and other
   services                          --        --        --     7,530
                               --------  --------  --------  --------
      Total revenues            497,442   482,212   957,698   965,479

Costs and expenses:
  Cost of license fees            9,563    10,182    18,289    21,619
  Cost of services              166,698   171,159   330,167   335,689
  Cost of development and
   other services                    --        --        --     6,755
  Sales and marketing
   expense                      131,492   126,162   251,050   250,732
  Product development
   expense                       84,646    87,547   168,351   169,880
  General and administrative
   expense                       41,024    27,396    74,039    57,642
  Restructuring, acquisition
   and other charges             13,799     8,679    13,799    11,479
                               --------  --------  --------  --------
      Total costs and
       expenses                 447,222   431,125   855,695   853,796
                               --------  --------  --------  --------

Operating income                 50,220    51,087   102,003   111,683
Other income, net                 4,712     8,478    11,678    15,717
                               --------  --------  --------  --------

Income before provision for
 income taxes                    54,932    59,565   113,681   127,400
Provision for income taxes       18,398    23,545    38,668    46,836
                               --------  --------  --------  --------
Net income                     $ 36,534  $ 36,020  $ 75,013  $ 80,564
                               ========  ========  ========  ========

Basic income per share         $   0.12  $   0.12  $   0.24  $   0.26
                               ========  ========  ========  ========
Shares used in basic per
 share computation              315,707   310,617   315,302   309,276
                               ========  ========  ========  ========

Diluted income per share       $   0.11  $   0.11  $   0.23  $   0.25
                               ========  ========  ========  ========
Shares used in diluted per
 share computation              318,630   318,535   319,299   322,590
                               ========  ========  ========  ========



                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 (In thousands, except employee count)
                              (unaudited)

                                           JUNE 30,      DECEMBER 31,
                                             2003           2002
                                          ----------    -------------
Assets:
Current assets:
  Cash and cash equivalents              $  272,860      $  319,344
  Short-term investments                  1,666,693       1,588,172
  Accounts receivable, net                  312,291         357,353
  Deferred tax assets                        38,700          40,559
  Prepaid expenses and other
   current assets                            54,568          45,448
                                         -----------     -----------
       Total current assets               2,345,112       2,350,876

Property and equipment, net                 389,974         222,800
Investments                                  37,764          21,946
Deferred tax assets                         140,839         149,187
Capitalized software, net                    35,679          44,101
Goodwill                                     54,657          54,294
Other assets                                  6,217           5,359
                                         -----------     -----------
       Total assets                      $3,010,242      $2,848,563
                                         ===========     ===========
Liabilities and Stockholders' Equity:
Current liabilities:
  Accounts payable and
   accrued liabilities                   $  138,362      $  132,687
  Accrued compensation and
   related expenses                         148,878         172,566
  Income taxes payable                       23,471          48,095
  Short-term deferred revenues              468,501         422,657
                                         -----------     -----------
       Total current liabilities            779,212         776,005

Long-term deferred revenues                  90,319          95,460
Other liabilities                            29,617          21,486
                                         -----------     -----------
       Total liabilities                    899,148         892,951

Stockholders' equity:
  Common stock                                3,191           3,150
  Additional paid-in capital              1,439,759       1,382,442
  Retained earnings                         674,816         599,803
  Treasury stock                            (36,429)        (35,563)
  Accumulated other comprehensive
   income                                    29,757           5,780
                                         -----------     -----------
       Total stockholders' equity         2,111,094       1,955,612
                                         -----------     -----------
       Total liabilities and
        stockholders' equity             $3,010,242      $2,848,563
                                         ===========     ===========

Worldwide employee count                      8,083           8,293







            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (unaudited)



                                                  SIX MONTHS ENDED
                                                      JUNE 30,
                                                     ---------
                                                  2003         2002
                                                  ----         ----

Operating activities:
Net income                                      $ 75,013     $ 80,564
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
       Depreciation and amortization              56,710       46,335
       Provision for doubtful accounts             5,544        6,140
       Tax benefits from employee
        stock transactions                         3,585       22,496
       Provision (benefit) for deferred
        income taxes                               7,739       (4,268)
       Gain on sales of investments and
        disposition of property and
        equipment, net                            (1,289)      (2,881)
       Non-cash stock compensation                 4,628        3,752
       Restructuring, acquisition and
        other charges                             13,799       11,479
       Changes in operating assets and
        liabilities, net of effects of
        acquisitions:
          Accounts receivable                     45,350       54,293
          Accounts payable and accrued
           liabilities                            (1,342)     (10,963)
          Accrued compensation and
           related expenses                      (26,157)     (22,323)
          Income taxes, net                      (23,529)      11,176
          Deferred revenues                       26,439       12,755
          Other                                    6,769        5,832
                                              ------------------------
       Net cash provided by
        operating activities                     193,259      214,387

Investing activities:
Purchase of investments                       (6,822,384)  (4,733,065)
Proceeds from sales and maturities of
 investments                                   6,732,056    4,581,692
Purchases of property and equipment             (213,801)     (50,859)
Acquisitions, net of cash acquired                    --     (117,758)
                                              ------------------------
       Net cash used in investing
        activities                              (304,129)    (319,990)

Financing activities:
Proceeds from employee stock transactions         49,145       78,113
                                              ------------------------
       Net cash provided by
        financing activities                      49,145       78,113
Effect of foreign exchange rate
 changes on cash and cash equivalents             15,241       12,066
                                              ------------------------
Net decrease in cash and cash
 equivalents                                     (46,484)     (15,424)
Cash and cash equivalents at
 beginning of period                             319,344      433,700
                                              ------------------------
Cash and cash equivalents at end
 of period                                      $272,860     $418,276
                                              ========================




    CONTACT: PeopleSoft
             Lori Varlas, 877-528-7413 (Investor Relations) lori_varlas@peoplesoft.com
             Steve Swasey, 925-694-5230 (Public Relations) steve_swasey@peoplesoft.com
             Dee Anna McPherson, 925/694-4112 (Public Relations) deeanna_mcpherson@peoplesoft.com